UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6 West Druid Hills Drive

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On December 7, 2006, TRX, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Hi-Mark, LLC, a Delaware limited liability company (“Hi-Mark”), Hi-Mark Travel Systems, Inc., a Georgia corporation (“HMTS”), Integrated ProfitMark Corporation, LLC, a Delaware limited liability company (“ProfitMark”) and certain shareholders of HMTS. The Purchase Agreement is expected to close no later than January 31, 2007, subject to the satisfaction of customary closing conditions. There are no prior material relationships between the Company or its affiliates and any of the parties to the Purchase Agreement.

Under the terms of the Purchase Agreement, the Company will acquire substantially all of the assets of Hi-Mark and assume certain of its liabilities. The Purchase Agreement requires the Company to pay Hi-Mark an initial payment in cash of Ten Million Dollars ($10,000,000) and to issue to Hi-Mark Five Hundred Thousand (500,000) shares of the Company’s common stock at the closing. The Company has also agreed to execute a Promissory Note in favor of Hi-Mark in the amount of Seven Million Dollars ($7,000,000) at an interest rate equal to the prime lending rate. Payments under the Promissory Note begin three months following the closing, and the Promissory Note matures in January 2010. The Company has also agreed to make contingent payments not to exceed Twelve Million Dollars ($12,000,000) based upon future revenues of certain Company accounts.

On December 7, 2006, the Company issued a press release announcing the signing of the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 above, the Company agreed to issue Five Hundred Thousand (500,000) shares of common stock to Hi-Mark as partial consideration for the acquisition. The offer and sale will be made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of Georgia, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D as promulgated thereunder and in reliance on similar exemptions under applicable state laws. For purposes of the exemption, the Company is relying upon certain representations and warranties of Hi-Mark, HMTS and ProfitMark made pursuant to the Purchase Agreement and the investor representation letters delivered pursuant thereto.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: December 7, 2006	/s/ David D. Cathcart
David D. Cathcart Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 7, 2006.